Exhibit 99.1

JoS. A. Bank Clothiers Reports Record Fiscal Year 2007 Results; Earnings Per Share Increase 15%

HAMPSTEAD, Md.--(BUSINESS WIRE)--JoS. A. Bank Clothiers, Inc. (NASDAQ Global Select Market:JOSB) announces today record results for its fiscal year ended February 2, 2008 (“fiscal year 2007”).

Net income for fiscal year 2007 increased to a record $50.2 million, as compared with net income of $43.2 million for the fiscal year ended February 3, 2007 (“fiscal year 2006”). Earnings per share for fiscal year 2007 increased 15% to a record $2.72 as compared with earnings per share of $2.36 for fiscal year 2006. The Company noted that the results for fiscal year 2007 represent the seventh consecutive year of record earnings.

Net sales reached a record of $604.0 million in fiscal year 2007, representing a 10.5% gain as compared with net sales of $546.4 million in fiscal year 2006. The Company ended fiscal year 2007 with no debt and $82.1 million of cash.

Fiscal year 2007 contained 52 weeks and fiscal year 2006 contained 53 weeks, consistent with the National Retail Federation's 4-5-4 week calendar. Total net sales and Direct Marketing sales comparisons presented herein use the actual number of weeks in each fiscal period. Comparable store sales comparisons presented herein use the corresponding weeks in the comparable prior fiscal period.

Comparing the 52 weeks of fiscal year 2007 with the 53 weeks of fiscal year 2006, total net sales increased 10.5% to $604.0 million from $546.4 million and Direct Marketing sales increased 13.1%. Comparing the 52 weeks of fiscal year 2007 with the first 52 weeks of fiscal year 2006, comparable store sales increased 3.8%.

The Company will hold a conference call on Tuesday, April 15, 2008 at 11:00 a.m. ET to discuss its results for fiscal year 2007. To join in the call please dial (USA) 800-762-7308 or (International) 480-629-9033 at least five minutes before 11:00 a.m. ET. A replay of the conference call will be available after 1:00 p.m. ET on April 15, 2008 until April 22, 2008 at 11:59 p.m. ET by dialing (USA) 800-475-6701 or (International) 320-365-3844. The access code for the replay will be 918768. In addition, a webcast replay of the conference call will be posted on the investor relations section of our website: www.josbank.com (select “Company Information” and “Investor Relations”).

All earnings per share amounts in this news release represent diluted earnings per share.

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 426 stores in 42 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the Nasdaq Global Select Market under the symbol "JOSB."

The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, higher energy and security costs, the successful implementation of the Company's growth strategy including the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of the Company's marketing programs, the availability of lease sites for new stores, the ability to source product from its global supplier base, litigations and other competitive factors. Other factors and risks that may affect the Company’s business or future financial results are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended February 2, 2008. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company does not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in the Company's assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 3, 2007 AND FEBRUARY 2, 2008
(In Thousands, Except Share Information)

	February 3, 2007	February 2, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,080	$82,082
Accounts receivable, net	5,193	5,855
Inventories, net	183,471	206,825
Prepaid expenses and other current assets	18,560	18,593
Total current assets	250,304	313,355
NONCURRENT ASSETS:
Property, plant and equipment, net	117,553	126,235
Other noncurrent assets	535	508
Total assets	$368,392	$440,098
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$41,683	$47,383
Accrued expenses	63,606	72,150
Deferred tax liability	8,453	6,688
Total current liabilities	113,742	126,221
NONCURRENT LIABILITIES:
Long-term debt	412	-
Noncurrent lease obligations	42,053	50,185
Noncurrent deferred tax liability	2,595	1,210
Other noncurrent liabilities	1,356	1,317
Total liabilities	160,158	178,933
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $1.00 par, 500,000 shares authorized, none issued or outstanding	-	-
Common stock, $.01 par, 45,000,000 shares authorized, 18,039,826 issued and outstanding at February 3, 2007 and 18,179,371 issued and outstanding at February 2, 2008	180	181
Additional paid-in capital	78,101	80,791
Retained earnings	130,092	180,260
Accumulated other comprehensive losses	(139)	(67)
Total stockholders’ equity	208,234	261,165
Total liabilities and stockholders’ equity	$368,392	$440,098
Note: The foregoing unaudited Condensed Consolidated Balance Sheets are excerpts from our Consolidated Financial Statements (as of February 3, 2007 and as of February 2, 2008) and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 which was filed with the Securities and Exchange Commission on April 10, 2008.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED JANUARY 28, 2006, FEBRUARY 3, 2007 AND FEBRUARY 2, 2008
(In Thousands, Except Per Share Information)

	Fiscal Year
	2005	2006	2007
NET SALES	$464,633	$546,385	$604,010
Cost of goods sold	177,006	207,947	225,364
GROSS PROFIT	287,627	338,438	378,646
OPERATING EXPENSES:
Sales and marketing	179,902	212,890	242,655
General and administrative	45,930	52,453	53,240
Total operating expenses	225,832	265,343	295,895
OPERATING INCOME	61,795	73,095	82,751
OTHER INCOME (EXPENSE):
Interest income	136	461	1,937
Interest expense	(1,930)	(1,399)	(355)
Total other income (expense)	(1,794)	(938)	1,582
Income before provision for income taxes	60,001	72,157	84,333
Provision for income taxes	24,751	28,935	34,165
NET INCOME	$35,250	$43,222	$50,168

EARNINGS PER SHARE
Net income:
Basic	$2.07	$2.40	$2.77
Diluted	$1.95	$2.36	$2.72
Weighted average shares outstanding:
Basic	17,021	17,981	18,128
Diluted	18,031	18,342	18,420
Note: The foregoing unaudited Condensed Consolidated Statements of Income are excerpts from our Consolidated Financial Statements for each of the three years ended February 2, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 which was filed with the Securities and Exchange Commission on April 10, 2008.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED JANUARY 28, 2006, FEBRUARY 3, 2007 AND FEBRUARY 2, 2008
(In Thousands, Except Share Information)

	Shares of common stock	Common stock	Additional paid-in capital	Retained earnings	Treasury stock	Accumulated other comprehensive losses	Total stockholders’ equity
BALANCE, JANUARY 29, 2005	16,825,370	$124	$67,594	$51,664	$(5,058)	$-	$114,324
Net income	-	-	-	35,250	-	-	35,250
Retirement of treasury stock, at cost	-	-	(5,058)	-	5,058	-	-
Issuance of common stock pursuant to Incentive Option Plan	460,156	5	1,596	-	-	-	1,601
Income tax benefit from exercise of non-qualified stock options	-	-	2,694	-	-	-	2,694
Stock dividend fractional share repurchase	(1,722)	-	(69)	-	-	-	(69)
Stock dividend transfer of par value	-	44	-	(44)	-	-	-
BALANCE, JANUARY 28, 2006	17,283,804	173	66,757	86,870	-	-	153,800
Net income	-	-	-	43,222	-	-	43,222
Adjustment to minimum pension liability, net of tax effect of $4	-	-	-	-	-	6	6
Comprehensive income							43,228
Adjustment to initially apply FAS No. 158, net of tax benefit of $95	-	-	-	-	-	(145)	(145)
Issuance of common stock pursuant to Incentive Option Plan	756,022	7	7,397	-	-	-	7,404
Income tax benefit from exercise of non-qualified stock options	-	-	3,947	-	-	-	3,947
BALANCE, FEBRUARY 3, 2007	18,039,826	180	78,101	130,092	-	(139)	208,234
Net income	-	-	-	50,168	-	-	50,168
Adjustment to minimum pension liability, net of tax benefit of $47	-	-	-	-	-	72	72
Comprehensive income							50,240
Issuance of common stock pursuant to Incentive Option Plan	139,545	1	1,868	-	-	-	1,869
Income tax benefit from exercise of non-qualified stock options	-	-	822	-	-	-	822
BALANCE, FEBRUARY 2, 2008	18,179,371	$181	$80,791	$180,260	$-	$(67)	$261,165
Note: The foregoing unaudited Consolidated Statements of Stockholders' Equity are excerpts from our Consolidated Financial Statements for each of the three years ended February 2, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 which was filed with the Securities and Exchange Commission on April 10, 2008.

JOS. A. BANK CLOTHIERS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 28, 2006, FEBRUARY 3, 2007 AND FEBRUARY 2, 2008
(In Thousands)

	Fiscal Year
	2005	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,250	$43,222	$50,168
Adjustments to reconcile net income to net cash provided by operating activities:
Increase (decrease) deferred taxes	12,791	(2,603)	(3,150)
Depreciation and amortization	13,020	15,809	18,477
Loss on disposition of assets	31	34	281
Income tax benefit from exercise of non-qualified stock options	2,694	-	-
Asset impairment charges	-	-	833
Non-cash recognition of state grant	-	-	(485)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,657)	1,262	(662)
Increase in inventories	(48,949)	(6,829)	(23,354)
Increase in prepaid expenses and other assets	(960)	(5,708)	(10)
Decrease in non-current assets	942	31	27
Increase (decrease) in accounts payable	2,545	(995)	5,700
Increase in accrued expenses	15,503	10,490	7,602
Increase in noncurrent lease obligations	4,689	7,046	8,132
Increase (decrease) in other noncurrent liabilities	1,127	(848)	153
Net cash provided by operating activities	37,026	60,911	63,712
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for capital expenditures	(31,577)	(31,141)	(27,696)
Proceeds from disposal of assets	-	-	295
Net cash used for investing activities	(31,577)	(31,141)	(27,401)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving loan agreement	106,185	90,135	-
Repayment of borrowings under revolving loan agreement	(106,185)	(90,135)	-
Proceeds from long-term debt	-	400	-
Repayment of other long-term debt	(1,062)	(5,785)	-
Income tax benefit from exercise of non-qualified stock options	-	3,947	822
Proceeds from issuance of common stock, net of fractional share repurchase	1,532	7,404	1,869
Net cash provided by (used in) financing activities	470	5,966	2,691
Net increase in cash and cash equivalents	5,919	35,736	39,002
CASH AND CASH EQUIVALENTS, beginning of year	1,425	7,344	43,080
CASH AND CASH EQUIVALENTS, end of year	$7,344	$43,080	$82,082

Note: The foregoing unaudited Condensed Consolidated Statements of Cash Flows are excerpts from our Consolidated Financial Statements for each of the three years ended February 2, 2008 and do not include the Notes, which are considered an integral part thereof. The foregoing unaudited financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008 which was filed with the Securities and Exchange Commission on April 10, 2008.

CONTACT:
JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman,
EVP/CFO,
410-239-5715
or
Investor Relations Information Request Website
(http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=
irol-inforeq),
or Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com